EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-184774) of China Metro-Rural Holdings Limited of our report dated July 31, 2015 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Hong Kong

July 31, 2015